Exhibit 99.2

IN THE United States District Court

FOR THE DISTRICT OF DELAWARE

IN RE IMPINJ, INC. DERIVATIVE LITIGATION,	C.A. No.: 18-cv-01686-RGA STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated July 10, 2020 (the “Stipulation”), is made and entered into by and among the following Parties (as defined below), each by and through their respective counsel: (i) plaintiffs to the above-captioned consolidated shareholder derivative action, Mohammed Fotouhi (“Fotouhi”), Fred Weiss (“Weiss”), David Plaza de la Fuente (“de la Fuente”), and Jesus Ladron Sanchez, (“Sanchez” and collectively, “Plaintiffs”), derivatively on behalf of Impinj, Inc. (“Impinj” or the “Company”); (ii) nominal defendant Impinj; and (iii) current and former officers and/or member of Impinj’s Board of Directors (the “Board”), defendants Chris Diorio, Eric Brodersen, Evan Fein, Gregory Sessler, Tom A. Alberg, Clinton Bybee, Peter Van Oppen, and Theresa Wise (the “Individual Defendants” and with Impinj, the “Defendants”). This Stipulation, subject to the approval of the United States District Court for the District of Delaware (the “Court”), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below) and to result in the complete dismissal of the Derivative Action (as defined below) with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties’ claims or defenses.

I.	INTRODUCTION
A.	Factual Background

Impinj is a Delaware corporation with principal executive offices located in Seattle, Washington. Plaintiffs allege in the Derivative Action that the Individual Defendants willfully or recklessly failed to maintain internal controls at the Company and made and/or caused the Company to make misrepresentations concerning Impinj’s business, operations, and prospects in its press releases, earnings calls, and filings with the U.S. Securities and Exchange Commission (“SEC”).

B.	Procedural Background

On October 26, 2018, Plaintiff Fotouhi filed a Verified Shareholder Derivative Complaint, on behalf of Impinj, against the Individual Defendants asserting violations of Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 14a-9 promulgated thereunder, breach of fiduciary duty, and unjust enrichment (the “Fotouhi Action”).

On October 28, 2018, Plaintiff Weiss filed a Verified Shareholder Derivative Complaint, on behalf of Impinj, against the Individual Defendants asserting violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, breach of fiduciary duty, and unjust enrichment (the “Weiss Action”).

On November 8, 2018, Plaintiffs de la Fuente and Sanchez filed a Verified Stockholder Derivative Complaint asserting breach of fiduciary duties, insider selling and misappropriation of information, unjust enrichment, and violations of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder (the “De La Fuente Action”).1

On December 26, 2018, the parties in the Derivative Action filed a Joint Stipulation and [Proposed] Order Consolidating Related Shareholder Derivative Actions and Establishing a Leadership Structure. On January 2, 2019, the Court granted the stipulation, which: (i) consolidated the Derivative Action; and (ii) appointed Fotouhi’s and Weiss’s counsel, The Rosen Law Firm, P.A. and The Brown Law Firm, P.C. as Co-Lead Counsel and Farnan LLP as Liaison Counsel.

On January 25, 2019, the Parties filed a Joint Stipulation and [Proposed] Order Staying Action, which the Court granted on January 28, 2019, and which stayed the Derivative Action until the resolution of a related securities class action, In re Impinj, Inc. Securities Litigation, Case No. 3:18-cv-05704 pending in the U.S. District Court for the Western District of Washington (the “Securities Class Action”).

On January 30, 2019, the Court administratively closed the Derivative Action.

C.	Settlement Negotiations

In or about May 2020, the Parties agreed to a private mediation session before nationally-regarded mediator Michelle Yoshida, Esq. of Phillips ADR (the “Mediator”).

In anticipation of the mediation, Plaintiffs’ Counsel (as defined below) sent a written settlement demand that included an extensive corporate governance reforms proposal to Defendants’ Counsel (as defined below) on May 19, 2020.

On May 27, 2020, Defendants sent to Plaintiffs’ Counsel a written settlement counter-proposal including a response to Plaintiffs’ Counsel’s corporate governance reforms proposal.

On May 28, 2020, the Parties participated in a mediation to discuss a possible resolution of the Derivative Action before the Mediator. The Parties did not arrive at a resolution during the mediation, however, they subsequently continued the settlement negotiations through numerous telephonic and written communications with the Mediator’s assistance. On June 5, 2020, the Parties agreed to the consideration of the settlement of the Derivative Action, which consists of

[1]	The Fotouhi Action, Weiss Action, and the De La Fuente Action are collectively referred to herein as the “Derivative Action.”

certain corporate governance reforms that the Company agreed to adopt, which are fully set forth in Exhibit A attached hereto (the “Corporate Governance Reforms”). The Company agreed that the Corporate Governance Reforms shall remain in effect for no less than four (4) years.

After reaching agreement on the Corporate Governance Reforms, Defendants agreed to produce to Plaintiffs  documents that would have been produced in response to a books and records inspection demand under Section 220 of the Delaware General Corporation Law and additional documents that Plaintiffs would not have received through such a books and records inspection demand as part of confirmatory discovery. Plaintiffs’ Counsel reviewed and analyzed the documents produced by Defendants.

With substantial assistance from the Mediator, and only after agreeing to the Corporate Governance Reforms, the Parties negotiated at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. On June 8, 2020, the Parties agreed to a Mediator’s proposal on the amount of attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. Defendants agreed to cause their insurer to pay nine hundred thousand dollars ($900,000) to Plaintiffs’ Counsel for their attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to Court approval, in light of the substantial benefit that will be conferred upon the Company and its stockholders by the Corporate Governance Reforms as a result of the Settlement.

The Board, in exercising its business judgment, approved the Settlement and each of its terms, as set forth in this Stipulation, as in the best interest of Impinj.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in the Securities Class Action; (3) researching and drafting the three complaints filed in the Derivative Action; (4) researching the applicable law with respect to the claims in the Derivative Action and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing an extensive settlement demand that included a corporate governance reforms proposal; (7) participating in the mediation; (8) engaging in extensive settlement discussions with Defendants’ Counsel and the Mediator; and (9) reviewing the documents Defendants produced as part of confirmatory discovery.

Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the substantial benefit of the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Derivative Action be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of

Plaintiffs, Impinj, and Current Impinj Stockholders (as defined below), and have agreed to settle the Derivative Action upon the terms, and subject to the conditions, set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, that a pre-suit demand on the Board would have been futile and, therefore, excused.  Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times.  Further, Individual Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Impinj or its stockholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, Individual Defendants would have continued to contest Plaintiffs’ allegations vigorously, and Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. Yet, Impinj and the Individual Defendants acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Impinj and its stockholders. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, derivatively on behalf of Impinj, and Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the substantial benefit flowing to the Parties, the Derivative Action and all of the Released Claims (as defined below) shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below.  In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1	“Board” means Impinj’s Board of Directors.
1.2

“Claims” means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.

1.3	“Plaintiffs’ Counsel” means The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771 and The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, New York 10016.
1.4	“Court” means the United States District Court for the District of Delaware.
1.5

“Current Impinj Stockholders” means, for purposes of this Stipulation, any Persons who own Impinj common stock as of the date of this Stipulation and who continue to hold their Impinj common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Impinj, and members of their immediate families, and their legal representatives, heirs, successors, or assigns, any entity in which Individual Defendants have or had a controlling interest.

1.6	“Defendants” means, collectively, the Individual Defendants and Nominal Defendant Impinj.
1.7	“Defendants’ Counsel” means Wilson Sonsini Goodrich & Rosati, 701 Fifth Avenue, Suite 5100, Seattle, Washington 98104 and 222 Delaware Avenue, Suite 800, Wilmington, DE 19801.
1.8

“Defendants’ Released Claims” means all Claims that could be asserted in any forum by any of the Defendants against Plaintiffs, Plaintiffs’ Counsel, Impinj, and/or Current Impinj Stockholders (solely in their capacity as Impinj stockholders) (including known and Unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.9	“Derivative Action” means the consolidated shareholder derivative action pending in the Court, captioned, In re Impinj, Inc. Derivative Litigation., Case No. 18-cv-01686-RGA.
1.10	“Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶ 6.1 herein have been met and have occurred.

1.11	“Fee and Expense Amount” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section IV, ¶¶ 5.1-5.2 herein, subject to approval by the Court.
1.12

“Final” means the time when an order or judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review.  More specifically, it is that situation when: (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the Derivative Action; or (2) an appeal has been filed and the Third Circuit has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying order or judgment or affirmed the Third Circuit’s decision affirming the order or judgment or dismissing the appeal or writ proceeding.

1.13	“Impinj” or the “Company” means nominal defendant Impinj, Inc. and includes all of its subsidiaries, predecessors, successors, and affiliates.
1.14	“Individual Defendants” means, collectively, Chris Diorio, Eric Brodersen, Evan Fein, Gregory Sessler, Tom A. Alberg, Clinton Bybee, Peter Van Oppen, and Theresa Wise.
1.15	“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.16	“Liaison Counsel” means Farnan LLP, 919 N. Market Street, Wilmington, Delaware 19801.
1.17

“Notice to Current Impinj Stockholders” or “Notice” means the Notice of Proposed Settlement of Derivative Action to Current Impinj Stockholders of the Settlement, substantially in the form of Exhibit B attached hereto.

1.18	“Parties” means, collectively, Plaintiffs (derivatively on behalf of Impinj) and each of the Defendants.
1.19

“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.20	“Plaintiffs” means Mohammed Fotouhi, Fred Weiss, David Plaza de la Fuente, and Jesus Ladron Sanchez.
1.21

“Plaintiffs’ Counsel” means The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, New York 10016, Farnan LLP, 919 N. Market Street, Wilmington, Delaware 19801, and Bragar Eagle & Squire, P.C., 885 Third Avenue, Suite 3040, New York, NY 10022.

1.22	“Preliminary Approval Order” means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by the Court,

substantially in the form of Exhibit C attached hereto, that, inter alia, preliminarily approves the terms and conditions of the Settlement, which are set forth in this Stipulation, directs that the notice of the Settlement be provided to Current Impinj Stockholders, and schedules the Settlement Hearing in order to consider whether the Settlement, Fee and Expense Amount, and Service Awards should be finally approved.

1.23

“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.24

“Released Claims” means all Claims, including known and Unknown Claims, against any of the Released Persons that: (i) were asserted or could have been asserted derivatively in the Derivative Action; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; or (iii) that could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern or arise out of or relate to any of the subject matters, allegations, transactions, facts, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the complaints in the Derivative Action; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.  For the avoidance of doubt, this release does not release or impair any claims pending in a securities class action lawsuit pending in the United States District Court for the Western District of Washington under the caption In re Impinj, Inc. Securities Litigation, No. 3:18-cv-05704-RSL, or a securities class action lawsuit pending in the Supreme Court of New York, New York County under the caption Plymouth County Retirement System v. Impinj, Inc. et al., Index No. 650629/2019.

1.25	“Released Person(s)” means, collectively, each and all of the Individual Defendants and their Related Persons.
1.26	“Settlement” means the settlement of the Derivative Action as set forth in this Stipulation.
1.27

“Settlement Hearing” means the hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.28	“Stipulation” means this Stipulation and Agreement of Settlement, dated July 10, 2020.
1.29

“Unknown Claims” means any Claims that any Party or any Current Impinj Stockholder (claiming derivatively on behalf of the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released

Claims and Defendants’ Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims or Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claims may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims and Defendants’ Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current Impinj Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT,  IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER, SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties shall expressly waive, and every Current Impinj Stockholder who is not a Defendant shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants’ Released Claims, but the Parties shall expressly have, and every Current Impinj Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Current Impinj Stockholder who is not a Defendant shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2.	Terms of the Settlement

2.1The benefit of the Settlement is the Corporate Governance Reforms, which are fully set forth in Exhibit A attached hereto. Impinj and its Board acknowledge and agree that the filing, pendency, and settlement of the Derivative Action was the primary factor in the Company’s decision to adopt and implement the Corporate Governance Reforms. Impinj and its Board further acknowledge and agree that the Corporate Governance Reforms confer substantial benefits upon Impinj and its stockholders.

2.2No later than thirty (30) days after the Court enters the Judgment, Impinj’s Board shall adopt resolutions and amend Board committee charters and/or the Amended and Restated

Bylaws of Impinj, Inc. dated July 11, 2016 to ensure adherence to the Corporate Governance Reforms. The Corporate Governance Reforms shall remain in effect for no less than four (4) years.

3.	Procedure for Implementing the Settlement

3.1Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order in the Court, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current Impinj Stockholders; (iii) approval of the form of notice of the Settlement substantially in the form of Exhibit B attached hereto; and (iv) a date to be scheduled for the Settlement Hearing.

3.2Impinj shall undertake the administrative responsibility for giving notice of the Settlement to Current Impinj Stockholders in the manner set forth in this paragraph. Impinj shall be solely responsible for paying the costs and expenses related to providing such notice or any notice that is required by the Court. Within ten (10) calendar days after the Court’s entry of the Preliminary Approval Order, Impinj shall issue the notice of the Settlement substantially in the form of Exhibit B attached hereto (“Notice”) via a press release, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the Investor Relations page of Impinj’s corporate website, or per the means required by the Court. The Notice will contain a link to the Investor Relations page of Impinj’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing. The Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Impinj Stockholders pursuant to applicable law and due process.

3.3Plaintiffs shall request that the Court hold the Settlement Hearing to approve the Settlement and the Fee and Expense Amount at least fifty-five (55) calendar days after the Court’s entry of the Preliminary Approval Order.

3.4The Parties shall propose to the Court that the Preliminary Approval Order provides that pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Impinj Stockholders, derivatively on behalf of Impinj, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.	Releases

4.1Upon the Effective Date, Impinj, Plaintiffs, and each of Current Impinj Stockholders (solely in their capacity as Impinj stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Impinj, Plaintiffs and each of Current Impinj Stockholders (solely in their capacity as Impinj stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons,

Impinj, and all Current Impinj Stockholders (solely in their capacity as Impinj stockholders) from Defendants’ Released Claims. The Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Impinj, or any Current Impinj Stockholders (solely in their capacity as Impinj stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Impinj, and all Current Impinj Stockholders (solely in their capacity as Impinj stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel, with the assistance of the Mediator, separately negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. The Parties reached an agreement on the Fee and Expense Amount by accepting a Mediator’s recommendation. In recognition of the substantial benefit provided to Impinj and Current Impinj Stockholders by the Corporate Governance Reforms as a result of the Settlement, Defendants agreed to cause their insurer to pay to Plaintiffs’ Counsel the Fee and Expense Amount in the amount of nine hundred thousand dollars ($900,000), subject to the Court’s approval. The Fee and Expense Amount shall cover all fees and expenses for all of Plaintiffs’ Counsel in the Derivative Action. The Parties agree that the Fee and Expense Amount is fair and reasonable in light of the substantial benefit conferred upon Impinj and

Current Impinj Stockholders by the Corporate Governance ReformsAny order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto, or any reversal or modification thereof, shall have no effect on the Settlement and shall not operate to, or be grounds to, terminate or cancel the Settlement or to affect or delay the finality of the Judgment or dismissal of the Derivative Action with prejudice.

5.2Defendants shall cause their insurer to pay the Fee and Expense Amount to The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”) within twenty (20) calendar days of the date that the Court enters the Preliminary Approval Order via wire transfer. Plaintiffs’ Counsel shall provide Defendants’ Counsel, within five (5) calendar days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee and Expense Amount to the Escrow Account, including an executed Form W-9. Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account.  Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3The Fee and Expense Amount shall remain in the Escrow Account until the entry of the Judgment, at which time the Fee and Expense Amount shall be immediately releasable to Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.  Should the Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee and Expense Amount prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs’ Counsel. Any amounts remaining in the

Escrow Account shall be returned to Defendants’ insurer within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded.

5.4Payment of the Fee and Expense Amount in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Defendants, including Impinj, shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment to the Escrow Account provided in Section IV, ¶¶ 5.1-5.2 herein.

5.5If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiffs and Plaintiffs’ Counsel and their successors shall be obligated to repay, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Amount paid by Defendants’ insurer that they received.  In the event of any failure to obtain final approval of the full amount of the Fee and Expense Amount, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Amount being overturned or substantially modified, each of Plaintiffs and Plaintiffs’ Counsel and their successors shall be obligated to repay, within twenty (20) calendar days, the portion of the Fee and Expense Amount paid by Defendants’ insurer that they received and that was ultimately not awarded to Plaintiffs or Plaintiffs’ Counsel.

5.6Except as otherwise provided in this Stipulation, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.

5.7In light of the substantial benefit that Plaintiffs have helped to create for all Current Impinj Stockholders, Plaintiffs shall apply for a Court-approved service award in the amount of two thousand dollars ($2,000) each, or eight thousand ($8,000) in total, (the “Service Awards”), to which Defendants shall not object. The Service Awards to Plaintiffs, to the extent that it is approved, shall be funded from the Fee and Expense Amount.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i)	the entry of the Preliminary Approval Order;
(ii)	the Court’s entry of the Judgment;
(iii)	the payment of the Fee and Expense Amount in accordance with Section IV, ¶¶ 5.1-5.2 herein; and
(iv)	the Judgment has become Final.

6.2If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and Plaintiffs and Defendants shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.

6.3Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the payment of the Fee and Expense Amount in accordance with Section IV, ¶¶ 5.1-5.2 herein is not made; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Parties, attempted in good faith to confer with the other Parties and/or to participate in a mediation session with the Mediator and the other Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, the Plaintiffs and the Defendants shall be restored to their respective positions as of the date immediately preceding the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1.1-1.29, 5.5, 6.4, 8.5-8.20 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1In the event any proceedings by or on behalf of Impinj, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2In the event of any Bankruptcy Proceedings by or on behalf of Impinj, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provision

8.1The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.  To the extent the Parties are unable to reach agreement concerning such best efforts, any Party may refer the matter to the Mediator for mediated resolution, with the fees and expenses of the Mediator to be divided equally between Plaintiffs on the one hand, and Defendants on the other.

8.2Any planned, proposed or actual sale, merger or change-in-control of Impinj shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest.  In the event of a planned, proposed or actual sale, merger or change-in-control of Impinj, the

Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the terms of the Settlement set forth in this Stipulation.

8.3The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties shall not take the position that the litigation was brought or defended in bad faith. The Parties and their respective counsel agree that, throughout the course of the litigation, all Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Action and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Derivative Action.

8.4While maintaining their positions that the claims and defenses asserted in the Derivative Action are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, connected to the Derivative Action.  Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.

8.5Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)  shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)  shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.

8.6Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.7The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest.  After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.9This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Derivative Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.10The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement.  The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

8.11The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.12The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

8.13The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.14This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

8.15All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.

8.16Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.17The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.18The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their Related Persons.

8.19Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.20The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of July 10, 2020.

THE ROSEN LAW FIRM, P.A.

________________________

Phillip Kim

275 Madison Avenue, 40th Floor

New York, NY 10016

Telephone: (212) 686-1060

Facsimile: (212) 202-3827

Email: pkim@rosenlegal.com

THE BROWN LAW FIRM, P.C.

________________________

Timothy Brown

240 Townsend Square

Oyster Bay, NY 11771

Telephone: (516) 922-5427

Facsimile: (516) 344-6204

Email: tbrown@thebrownlawfirm.net

Co-Lead Counsel for Plaintiffs

FARNAN LLP

Brian E. Farnan

Michael J. Farnan

919 N. Market St., 12th Floor

Wilmington, DE 19801

Telephone: (302) 777-0300

Facsimile: (302) 777-0301

Email: bfarnan@farnanlaw.com

Email: mfarnan@farnanlaw.com

Liaison Counsel for Plaintiffs

BRAGAR EAGEL & SQUIRE, P.C.

Marion C. Passmore

Melissa A. Fortunato

Todd H. Henderson

885 Third Avenue, Suite 3040

New York, NY 10022

Telephone: (212) 308-5858

Email: passmore@bespc.com

Email: fortunato@bespc.com

Email: henderson@bespc.com

Additional Counsel for Plaintiffs

WILSON SONSINI GOODRICH

& ROSATI, P.C.

________________________

Barry M. Kaplan

Gregory L. Watts

John C. Roberts

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104-7036

Telephone: (206) 883-2500

Email: bkaplan@wsgr.com

Email: GWatts@wsgr.com

Emails: jroberts@wsgr.com

Lori W. Will

222 Delaware Avenue, Suite 800

Wilmington, DE 19801

Telephone: (302) 304-7600

Email: lwill@wsgr.com

Counsel for the Individual Defendants and Nominal Defendant Impinj, Inc.

IN THE United States District Court

FOR THE DISTRICT OF DElaware

IN RE IMPINJ, INC. DERIVATIVE LITIGATION,	C.A. No.: 18-cv-01686-RGA EXHIBIT A CORPORATE GOVERNANCE REFORMS

No later than thirty (30) days of issuance of a final order approving the settlement of the above-referenced action (the “Derivative Action”) by the United States District Court for the District of Delaware (“Court”), the Board of Directors (“Board”) of Impinj, Inc. (“Impinj” or the “Company”) shall adopt resolutions and amend Board committee charters and/or its Bylaws to ensure adherence to the following changes, modifications, and improvements to the Company’s corporate governance and business ethics practices (the “Reforms”), which shall remain in effect for no less than four (4) years.2

Impinj acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was the primary factor in the Company’s decision to adopt and implement the Reforms. Impinj also acknowledges and agrees that the Reforms confer substantial benefits to Impinj and Impinj’s shareholders.

CORPORATE GOVERNANCE REFORMS

1.	IMPROVEMENTS TO RISK MANAGEMENT AND THE ADOPTION OF RISK MANAGEMENT-RELATED AMENDMENTS TO THE CHARTER OF THE AUDIT COMMITTEE

Impinj shall adopt a resolution renaming Impinj’s Audit Committee the “Audit & Risk Committee” and amend the Committee’s charter to reflect, in addition to its current responsibilities and duties, the following:

(a)The Audit & Risk Committee shall be primarily responsible for overseeing the Company’s risk management policies and the operation of the Company’s risk management framework.  Nothing herein shall abrogate any risk assessment responsibilities set forth in the Compensation Committee Charter, or Nominating and Corporate Governance Committee Charter;

(b)The Audit & Risk Committee shall be responsible for monitoring Impinj’s internal risk assessment and reporting.  To ensure that the Audit & Risk Committee is sufficiently informed to effectively fulfill these responsibilities, the General Counsel, Chief Compliance Officer (if a role then-separate from that of the General Counsel), Chief Financial Officer and/or members of their staffs shall report quarterly to the Audit & Risk Committee on Impinj’s risk management activities.  The Audit & Risk Committee shall have free access to management and Company employees for the purpose of identifying material risks relating to Impinj’s aforesaid compliance.  The Audit & Risk Committee shall report in writing to the Board whenever any material risks relating to Impinj’s aforesaid compliance are identified.  This report shall include specific recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to Impinj’s public disclosures of these risks;

(c)The Audit & Risk Committee shall be responsible for reviewing the Company’s periodic public reports to ensure proper disclosure of risks and risk factors, including those arising from the Company’s business strategies;

(d)The Audit & Risk Committee shall report to the Compensation Committee on an annual basis regarding the Chief Executive Officer’s (the “CEO”), the Chief Financial Officer’s (the “CFO”), the General Counsel’s, and, if a role then-separate from that of the General Counsel, the Chief Compliance Officer’s (the “CCO”) contribution to Impinj’s culture of compliance and their effectiveness and dedication to ensuring Impinj’s compliance with applicable laws and regulations; and

(e)The Audit & Risk Committee shall conduct an annual review of the effectiveness of Impinj’s risk management policies and practices with the Company’s Chief Financial Officer, General Counsel and (if a then-separate role from that of the General Counsel) Chief Compliance Officer and shall oversee implementation of changes to Impinj’s policies and practices as necessary.

2.	THE ESTABLISHMENT OF A CHIEF COMPLIANCE OFFICER

The Company shall amend any policies or governance documents as necessary to require the creation of a Chief Compliance Officer (“CCO”) position.  The position, role and responsibilities of the CCO may be discharged by the General Counsel/CCO or in a role separate from that of the General Counsel.

The responsibilities of the CCO shall include oversight and administration of Impinj’s corporate policies, including the Code of Conduct, fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, maintaining and monitoring a system for accurate public and internal disclosures and reporting, and investigating potential compliance and ethics concerns.  The CCO shall provide a written report to the Audit & Risk Committee at least quarterly and shall report promptly to the Audit & Risk Committee any allegations of compliance and ethics concerns or financial fraud or reporting violations.

The CCO shall be primarily responsible for managing Impinj’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties with regard to Impinj’s compliance with applicable laws, regulations, and the dissemination of true and accurate information.  In this regard, the CCO shall work with the Audit & Risk Committee and with other Board committees as appropriate to facilitate the Board’s oversight responsibilities.

The responsibilities and duties of Impinj’s CCO shall include the following:

(a)Working with the Audit & Risk Committee to oversee the Company’s ethics and compliance programs;

[2]	The term “Bylaws” refers to the Amended and Restated Bylaws of Impinj, Inc. dated July 11, 2016, as amended through the date of this Agreement.

(b)Advising Impinj’s Audit & Risk Committee and acting as the liaison between that committee, Impinj’s executive management, and the Board, in which capacity the CCO, in collaboration with the General Counsel (if then-separate from the CCO role) shall (i) be responsible for assessing organizational risk for misconduct and noncompliance with applicable laws and regulations, (ii) report material risks relating to compliance or disclosure issues to the Audit & Risk Committee promptly after identification of these risks, and (iii) make recommendations for further evaluation and/or remedial action;

(c)Performing an independent review of Impinj’s quarterly and annual reports filed with the Securities and Exchange Commission (“SEC”) on Forms 10-Q and 10-K, and related materials prior to their publication to ensure (i) the accuracy, completeness and timeliness of disclosures relating to the Company’s material risks, (ii) the identification and disclosure of any material risks to Impinj’s compliance with applicable laws and regulations, and (iii) accurate reporting of any material risks that may merit disclosure to the Audit &Risk Committee;

(d)Providing quarterly written reports to the Audit & Risk Committee evaluating, and where necessary recommending, any remedial action; and

(e)Assisting the General Counsel, if a then-separate role from CCO, in supervising investigations by the Audit & Risk Committee of all whistleblower complaints.

3.	INTERNAL CONTROLS AND COMPLIANCE FUNCTIONS

Impinj shall retain at Impinj’s expense an independent consulting service to assist Impinj in identifying appropriate steps Impinj should take to test and then strengthen the Company’s internal controls, including by taking the following actions:

(a)Identifying resources needed to effectively manage internal knowledge of risk exposure, applicable laws and regulations, and disclosure obligations; and

(b)Assessing risks of non-compliance, incorporating such risk assessments into internal audit procedures (if any).

4.	WHISTLEBLOWERS

(a)The Whistleblower Policy will be amended to adequately notify employees, consultants, contractors and agents of Impinj of the following:

(i)executives may be subject to criminal penalties, including imprisonment, for retaliation against whistleblowers; and

(ii)if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Program just as if he or she directed the complaint internally.

(b)The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least annually via the Company’s internal communications platform.

(c)Whistleblower complaints shall be reviewed by the General Counsel and the Audit & Risk Committee.

5.	IMPROVEMENTS TO THE AUDIT & RISK COMMITTEE CHARTER

Impinj shall adopt a resolution to amend the Audit Committee Charter.  The amended Audit & Risk Committee Charter shall be posted on the Company’s website.  In addition to the amendments reflected in Section 1 above, the Audit & Risk Committee Charter shall be amended as follows:

(a)The Audit & Risk Committee, with the assistance of the General Counsel and CCO, shall review the Code of Conduct at least annually;

(b)The Audit & Risk Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (i) operations, enterprise risks, and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, or liquidity, (ii) information related to the Company’s product offerings, and in particular the Company’s integrated circuit tags. or (iii) any other matter required to be disclosed under state and federal securities laws and regulations;

(c)The Audit & Risk Committee shall receive annually a report listing all trades in Impinj securities engaged in by the Company executive officers; and

(d)The Audit & Risk Committee shall compile a list of potential independent auditors and conduct the necessary preemptive due diligence to ensure that the Company is not without a registered independent auditor for more than thirty (30) days upon the resignation or termination of its current registered independent auditor.

6.	IMPROVEMENTS TO THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Impinj shall adopt a resolution to amend the Nominating and Corporate Governance Committee Charter.  The Nominating and Corporate Governance Committee Charter shall be amended as follows:

(a)The Nominating and Corporate Governance Committee shall meet with and review each prospective new Board member prior to his or her nomination to the Board and make a recommendation as to whether such individual shall be nominated for membership to the Board;

(b)The Nominating and Corporate Governance Committee may periodically engage a corporate governance expert at Impinj’s expense for purposes of reviewing and auditing Impinj’s director nomination processes;

(c)The Nominating and Corporate Governance Committee shall work with the Audit & Risk Committee to comply with the Company’s risk management practices; and

(d)The Nominating and Corporate Governance Committee, together with the full Board, shall review the Company’s Corporate Governance Guidelines annually.

7.	IMPROVEMENTS TO THE COMPENSATION COMMITTEE CHARTER

Impinj shall adopt a resolution to amend the Compensation Committee Charter to require the following:

(a)In determining, setting, or approving annual compensation arrangements, the Compensation Committee shall take into account the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures.  This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and

(b)In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures.  This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements.

8.	EMPLOYEE TRAINING IN RISK ASSESSMENT AND COMPLIANCE

Impinj shall amend its Corporate Governance Guidelines to require that Impinj institute regular employee training concerning risk assessment and compliance at Impinj, as follows:

(a)The CCO, with the assistance of the General Counsel (if a then-separate role), shall be charged with primary responsibility for education pursuant to this provision;

(b)Training shall include coverage of risk assessment and compliance, the Code of Conduct, the Insider Trading Policy and such other corporate policies established by Impinj concerning legal or ethical standards of conduct to be observed in connection with work performed for Impinj; and

(c)Training shall be in person where practicable.  In circumstances where training in person is not possible, training should be interactive, Internet-based training.

(d)Training shall be appropriate in duration and frequency, based on the employee’s role in assessing risk and evaluating compliance at Impinj.

9.	NEW BOARD MEMBER

The Board shall use its best efforts to add one new independent director (based on the independence standards set forth herein) by the end of 2021.

10.	DIRECTOR INDEPENDENCE

Impinj’s Corporate Governance Guidelines shall be amended to provide that to be deemed “independent” in any calendar year, a director would have to satisfy the following qualifications in addition to those set forth in Listing Rule 5605 of the NASDAQ Stock Market’s Equity Rules and any other statutory director independence requirement:

(a)has no personal services contract(s) for more than $120,000 in the preceding twelve-month period with Impinj or any member of the Company’s executive management;

(b)is not employed by a public company at which an executive officer of Impinj serves as a director, regardless of whether that executive officer serves on the compensation committee of that public company or not;

(c)is not a member of the immediate family of any person described in subsections (a) or (b) above.

Employment as CEO or other executive officer of the Company shall disqualify a director from being considered independent within three (3) years following that employment.

IN THE United States District Court

FOR THE DISTRICT OF DELAWARE

IN RE IMPINJ, INC. DERIVATIVE LITIGATION,	C.A. No.: 18-cv-01686-RGA EXHIBIT B NOTICE OF SETTLEMENT TO CURRENT IMPINJ STOCKHOLDERS

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL OWNERS OF IMPINJ, INC. (“IMPINJ” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: PI) AS OF JULY 10, 2020, WHO CONTINUE TO OWN SUCH SHARES THROUGH _________ __, 2020 (“CURRENT IMPINJ STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, IMPINJ STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.3

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement, dated July 10, 2020 (the “Stipulation”).  The purpose of this Notice is to inform you of:

•	the existence of the above-captioned derivative action (“Derivative Action”),

[3]

For the avoidance of doubt, the release does not release or impair any claims pending in a securities class action lawsuit pending in the United States District Court for the Western District of Washington under the caption In re Impinj, Inc. Securities Litigation, No. 3:18-cv-05704-RSL, or a securities class action lawsuit pending in the Supreme Court of New York, New York County under the caption Plymouth County Retirement System v. Impinj, Inc. et al., Index No. 650629/2019.

•	the proposed settlement between the Plaintiffs[4] and Defendants reached in the Derivative Action (the “Settlement”),
•	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,
•	Plaintiffs’ Counsel’s application for fees and expenses, and
•	Plaintiffs’ application for Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.

Summary

On July 10, 2020, (i) Plaintiffs, (ii) Impinj, in its capacity as a nominal defendant, and (iii) current and former officers and/or members of Impinj’s Board of Directors, defendants Chris Diorio, Eric Brodersen, Evan Fein, Gregory Sessler, Tom A. Alberg, Clinton Bybee, Peter Van Oppen, and Theresa Wise (“Individual Defendants”) entered into the Stipulation in the Derivative Action filed derivatively on behalf of Impinj, in the United States District Court for the District of Delaware (the “Court”) against the Individual Defendants. The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires, subject to Court approval, the Company to adopt certain corporate governance reforms, as outlined in Exhibit A to the Stipulation, and provides, subject to Court approval, that the Defendants shall cause their insurer to pay a Fee and Expense Amount to Plaintiffs’ Counsel of nine hundred thousand dollars ($900,000) and, from the Fee and Expense Amount, Service Awards to the four Plaintiffs of two thousand dollars ($2,000) each, or eight thousand dollars ($8,000) in total.

This notice is a summary only and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://investor.impinj.com/overview/default.aspx, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Derivative Action is brought derivatively on behalf of nominal defendant Impinj and alleges that the Individual Defendants breached their fiduciary duties by making and/or causing Impinj to make false and misleading statements of material fact to the investing public regarding demand for its integrated circuit tags, which led to the Company misleadingly reporting sales to make it appear that demand was stronger than it was and by failing to maintain internal controls.

Why is there a Settlement?

[4]	All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

The Court has not decided in favor of the Individual Defendants or Plaintiffs. Instead, the Parties agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement is in the best interest of Impinj and its stockholders and the corporate governance reforms that the Company will adopt as part of the Settlement provides a substantial benefit to Impinj and its stockholders.

The Individual Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action.  The Individual Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of Impinj and Impinj’s stockholders. The Individual Defendants assert that they have meritorious defenses to the claims in the Derivative Action. Nonetheless, the Individual Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.

The Settlement Hearing and Your Right to Object to the Settlement

On _________ __, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Current Impinj stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2020 at __:__ _.m. before the Honorable Richard G. Andrews, U.S. District Court, District of Delaware, Courtroom 6A, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Amount to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Amount; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you.  The Court also has reserved the right to hold the Settlement Hearing telephonically without further notice to you.  If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the websites of Impinj, https://investor.impinj.com/overview/default.aspx, for any change in date, time or format of the Settlement Hearing.

Any Current Impinj Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection.  An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Impinj common stock as of July 10, 2020 and through the date of the objection, including the number of shares of Impinj common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ________ __, 2020.  The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF DELAWARE

J. Caleb Boggs Federal Building

844 N. King Street, Unit 18

Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2020.  Counsel’s addresses are:

Co-Lead Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771	Phillip Kim THE ROSEN LAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016

Counsel for Defendants:

Gregory L. Watts

WILSON SONSINI GOODRICH & ROSATI, P.C.

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104-7036

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any Impinj stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Impinj Stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this Derivative Action, and from pursuing any of the Released Claims.

If you held Impinj common stock as of July 10, 2020 and continue to hold such stock through the date of the Settlement Hearing, you may have certain rights in connection with the proposed Settlement.  You may obtain further information by contacting counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; or Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, NY 10016, Telephone: (212) 686-1060, Email: pkim@rosenlegal.com. Please Do Not Call the Court or Defendants with Questions About the Settlement.

IN THE United States District Court

FOR THE DISTRICT OF DELAWARE

IN RE IMPINJ, INC. DERIVATIVE LITIGATION,	C.A. No.: 18-cv-01686-RGA EXHIBIT C [PROPOSED] ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the parties to the above-captioned shareholder derivative action (the “Derivative Action”) have made an application for an order: (i) preliminarily approving the Stipulation and Agreement of Settlement dated July 10, 2020 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Derivative Action; and (ii) approving the form and content of the notice of the Settlement to Current Impinj Stockholders, substantially in the form of Exhibit B attached to the Stipulation;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and

WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all the Parties have consented to the entry of this Order Preliminarily Approving Derivative Settlement and Providing for Notice (“Preliminary Approval Order”),

NOW THEREFORE, IT IS HEREBY ORDERED:

2.The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the settlement set forth therein (the

“Settlement”), including the terms and conditions for settlement and dismissal with prejudice of the Derivative Action.

3.A hearing shall be held before this Court (the “Settlement Hearing”) on _________ __, 2020 at __:__ _.m.,5 at the United States District Court for the District of Delaware, the Honorable Richard G. Andrews, Courtroom 6A, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Wilmington, Delaware 19801, to determine: (i) whether the terms and conditions of the Settlement are fair, reasonable, and adequate to Impinj and Current Impinj Stockholders and should be finally approved by the Court; (ii) whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered, dismissing the Derivative Action with prejudice, and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee and Expense Amount and Plaintiffs’ Service Awards should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.

4.The Court approves the Notice attached as Exhibit B to the Stipulation, and finds that issuing the Notice through issuance of a press release, filing with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and posting the Notice together with the Stipulation on the Investors Relations page of Impinj’s corporate website substantially in the manner and form set forth in this Preliminary Approval Order meets the requirements of due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current Impinj Stockholders.

[5]	The Parties respectfully request that the Settlement Hearing be scheduled at least fifty-five (55) days after the date the Court enters this Preliminary Approval Order.

5.Not later than ten (10) calendar days following entry of this Preliminary Approval Order, Impinj shall issue the Notice via a press release, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the Investor Relations page of Impinj’s corporate website, https://investor.impinj.com/overview/default.aspx. The Notice will contain a link to the Investor Relations page of Impinj’s corporate website where the Notice and Stipulation of Settlement will be posted, which posting will be maintained through the date of the Settlement Hearing.

6.All costs incurred in providing the Notice shall be paid by Impinj, and Impinj shall undertake all administrative responsibility for such issuing, filing, and posting of the Notice.

7.All papers in support of the Settlement and the Fee and Expense Amount, including any Service Awards, shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing, and any reply papers shall be filed with the Court at least seven (7) calendar days prior to the Settlement Hearing.

8.Any Current Impinj Stockholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, and/or why the Fee and Expense Amount and the Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Impinj Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Amount and the Service Awards, unless that stockholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Impinj common stock as of the date of the Stipulation and through the date of the objection, including the number of shares of Impinj common stock held and the date of purchase, (c) any and all documentation or evidence in support of such objection, and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three (3) years; and (2) if a Current Impinj Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court (a) a written notice of such stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing.  If a Current Impinj Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) at least fourteen (14) calendar days prior to the Settlement Hearing upon each of the following:

Co-Lead Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771	Phillip Kim THE ROSEN LAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016

Counsel for Defendants:

Gregory L. Watts

WILSON SONSINI GOODRICH & ROSATI, P.C.

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104-7036

Any Current Impinj Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the

Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Derivative Action with prejudice, and any and all of the releases set forth in the Stipulation.

9.At least twenty-eight (28) calendar days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court, proof, by affidavit or declaration, of the issuance, filing, and posting of the notice of the Settlement pursuant to the terms of this Preliminary Approval Order.

10.All Current Impinj Stockholders shall be bound by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Impinj Stockholders.

11.All proceedings in this Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.  This Court retains exclusive jurisdiction over this Derivative Action, the Parties, and Plaintiffs’ Counsel and Defendants’ Counsel to consider all further matters arising out of or connected with the Settlement.

12.Pending final determination of whether the Settlement should be approved, neither Plaintiffs, Plaintiffs’ Counsel, nor any Current Impinj Stockholders or other Persons, derivatively on behalf of Impinj, shall commence or prosecute, or in any way instigate or participate in the commencement or prosecution of, any action or proceeding asserting any Released Claims against any of the Released Persons in any court or tribunal.

13.The facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.

14.Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

15.If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Derivative Action will revert to their status as of the date immediately preceding the date of the Stipulation.

16.The Court reserves the right to continue the Settlement Hearing without further written notice to Current Impinj Stockholders or anyone else other than the Parties.  The Court may decide to hold the Settlement Hearing telephonically without further notice to Current Impinj Stockholders.  Any Current Impinj Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investor Relations page of corporate website, https://investor.impinj.com/overview/default.aspx, for any change in date, time or format of the Settlement Hearing.

IT IS SO ORDERED.

DATED: _______________________
HONORABLE Richard G. Andrews U.S. DISTRICT COURT JUDGE

IN THE United States District Court

FOR THE DISTRICT OF DELAWARE

IN RE IMPINJ, INC. DERIVATIVE LITIGATION,	C.A. No.: 18-cv-01686-RGA EXHIBIT D [PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated ________ __, 2020 (the “Preliminary Approval Order”), on the application of the Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated July 10, 2020 (the “Stipulation”). Due and adequate notice having been given to Current Impinj Stockholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

17.This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

18.This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Parties.

19.This Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties and Current Impinj Stockholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

20.The Derivative Action, all claims contained therein, and any other Released Claims, are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment.  The Parties are to bear their own costs, except as otherwise provided in the Stipulation.

21.Upon the Effective Date, Impinj, Plaintiffs, and each of the Current Impinj Stockholders (solely in their capacity as Impinj stockholders) shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.  Impinj, Plaintiffs, and each of Current Impinj Stockholders (solely in their capacity as Impinj stockholders) shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

22.Upon the Effective Date, each of the Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Impinj, and all Current Impinj Stockholders (solely in their capacity as Impinj stockholders) from Defendants’ Released Claims.  The Defendants shall be deemed to have, and by operation of this Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Impinj, or any Current Impinj Stockholders (solely in their capacity as Impinj stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’

Released Claims against Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Impinj, and all Current Impinj Stockholders (solely in their capacity as Impinj stockholders). Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

23.The Court finds that the notice of the Settlement to Current Impinj Stockholders was made in accordance with the Preliminary Approval Order and provided the best notice practicable under the circumstances to all Persons entitled to such notice, and said notice fully satisfied the requirements of due process.

24.The Court finds that during the course of the Derivative Action, the Parties and their counsel at all times complied with Rule 11 of the Federal Rules of Civil Procedure.

25.The Court finds that the Fee and Expense Amount in the amount of nine hundred thousand dollars ($900,000) is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee and Expense Amount.

26.The Court finds that the Service Awards to the four Plaintiffs in the amount of two thousand dollars ($2,000) each, or eight thousand ($8,000) in total, are fair and reasonable, in accordance with the Stipulation, and finally approves the Service Awards, to be paid by Plaintiffs’ Counsel from the Fee and Expense Amount.

27.This Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a)shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d)shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.

28.Neither the Judgment, nor the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

29.Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.

30.This Judgment is a final judgment and should be entered forthwith by the Clerk dismissing the Derivative Action with prejudice.

IT IS SO ORDERED.

DATED: _______________________
HONORABLE Richard G. Andrews U.S. DISTRICT COURT JUDGE

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